Exhibit 10.11

Cooperation Agreement

Agreement number:

Party A: ZTO Express Co., Ltd.

Registered address: 1685 Huazhi Road, Huaxin Town, Qingpu District, Shanghai

Postal code:

Business license number:

Courier services business license number:

Legal representative:

Party B:

Registered address:

Postal code:

Business license number:

Courier services business license number:

Legal representative:

Responsible person:

E-mail:

This Cooperation Agreement (this “Agreement) is entered into by and between the Party A and Party B through friendly negotiations in the principles of free will, equality, fairness and good faith:

1. Qualifications of Party A

1.1 Party A is a business enterprise that is duly incorporated and has obtained the courier services business license to provide courier services.

1.2 Party A owns the registered trademarks of “中通” (registration number: 3179716) and “ZTO” (registration number: 3514763), the corporate logos of “中通快递”, “ZTO EXPRESS” and relevant graphics, and courier services computer information system and other business resources.

1.3 Party A owns at least two directly operated offices within China, each of which has been engaged in courier services for more than one year.

2. Qualifications of Party B

2.1 Party B is a business enterprise that is duly incorporated, has obtained the courier services business license to provide courier services, and is entitled to carry out courier business within the geographic areas provided under Section 3.1.

2.2 Party B is equipped with the premise requisite for provision of courier services, which shall have a construction area of no less than [   ] square meters and business area of no less than [  ] square meters.  Party B shall provide to Party A proof of ownership or lease of such premise.

2.3 Party B shall have at least [  ] employees, each of whom has obtained the national vocational qualification to act as courier service provider.

2.4 Party B shall have at least [  ] telephones and [   ] mobile phones for the provision of courier services, the numbers of which are attached hereto.  Any change of the telephone/mobile phone number shall be immediately filed with Party A.

2.5 Party B shall have a registered capital of no less than RMB500,000.

2.6 Party B owns [  ] motor vehicles for the provision of courier services, the license plate numbers of which are attached hereto.

2.7 Party B owns facilities and equipment that can be connected to Party A’s computer information system for courier services.

3. Grant of Authority

3.1 During the term of this Agreement, within the geographic area of [   ], Party A grants Party B a general license to use, according to the terms of this Agreement, the registered trademarks of “中通” (registration number: 3179716) and “ZTO” (registration number: 3514763), corporate logos of “中通快递”, and trademarks and corporate logos of “ZTO EXPRESS” and relevant graphics . Party B may, in the course of its courier services business, use the trademarks and corporate logos licensed by Party A on employee uniforms, operation premises, courier vehicles, and for advertising, marketing and promotion of courier services.

3.2 Without the written consent from Party A, Party B may not alter the management content granted by Party A, or expand the scope of the management, or license any other party to use the trademarks and logos of Party A.

3.3 Upon expiration of this Agreement, Party B shall immediately cease any use of Party A’s trademarks and logos, and remove such trademarks and logos from its employee uniforms, business premises or motor vehicles.

4. Term

4.1 The effective term of this Cooperation Agreement shall be from [   ] until [   ].

4.2 Unless otherwise provided herein, this Agreement may not be terminated by any Party unless such Party notifies its intention to terminate this Agreement in writing to the counter Party with no less than three months in advance, and both Parties reach a mutual consensus for such termination.

5. Cooperation Fee

Party B shall pay the cooperation fee to Party A after the date on which this Agreement becomes effective according to following item [  ]:

(1) pay one lump-sum cooperation fee in the amount of RMB[  ] within [  ] days after the date hereof;

(2) pay cooperation fee in the amount of RMB[  ] on the [  ] day of each month during the term of this Agreement; and

(3) pay cooperation fee in the amount of RMB[  ] for each delivery made by it, which payment shall be settled on an annual basis.

The cooperation fee may not be returned after Party B commences use of Party B’s resources in the course of its business operations .

6. Performance Bond

6.1 Within three days after the date hereof, Party B shall pay a performance bond in the amount of RMB[  ] to Party A.

6.2 Party B shall pay the performance bond to the following account:

Bank name:

Name of beneficiary:

Account number:

6.3 Use of performance bond (and its procedures):

Upon occurrence of any of the following events, Party A shall have the right to deduct the corresponding amount from the performance bond as damages payable from Party B:

(1) Any delay, loss or damage of the delivery caused by Party B;

(2) Any customer complaint caused by Party B;

(3) Party B’s breach of Party A’s guidelines regarding service quality, operations, settlement system and other normative documents;

(4) Any loss incurred by Party A due to actions of Party B; or

(5) Any other breach of this Agreement or any system of Party A by Party B.

Party B shall be liable for any actual loss incurred by Party A due to any of the above event.

6.4 Upon expiration or termination of this Agreement, the performance bond shall be returned to Party B without interest after due settlement of all accounts between Party A and Party B.

7. Obligations of Party A

7.1 Party A shall provide to Party B the following products and services:

(1) an electronic file or software of the complete enterprise identification and management system;

(2) a unified business model, courier network usage guide and employee training;

(3) sufficient, continued and quality supply of materials;

(4) a unified image standard template;

(5) an integrated advertising and promotion support; and

(6) remote transport and transit services of deliveries.

7.2 Upon execution of this Agreement, Party A has provided to Party B relevant information of the system such as the business model, management system, premise decoration, employee dress code and network connection, including the ZTO Express Manual.  Such information shall form as an exhibit to this Agreement and have a binding effect upon both Parties.  Party B confirms that it has fully read and understood the ZTO Express Manual and relevant documents, and agrees to be bound thereby, including any amendment and supplement adopted by Party A from time to time.

7.3 Upon execution of this Agreement, Party A has provided sufficient training and written information to Party B regarding the management matter of this Agreement.  Party A may organize relevant trainings for Party B from time to time based on actual business operations, market conditions and legal or regulatory changes.

7.4 Party A shall promptly disclose any material change of management authority, any litigation or arbitration in which Party A is involved, or any other information which may have a material effect on Party B.

8. Obligations of Party B

8.1 Party B shall be responsible for its own operations, independent accounting, profit and loss, assume independent legal liabilities, and shall have no agency or affiliate relationship with Party A.  Party B shall properly identify itself in its business operations as its own legal entity and may not do so in the name of Party A, and shall not advertise itself in a manner which would cause confusion to the customers.

Party B shall be solely responsible for any economic loss or legal lability arising from its courier business operations.  Any dispute with a third party shall be duly handled by Party B. If Party B fails to do so and the dispute gives rise to any claim from any third party, Party B shall be liable for all expenses and losses incurred by Party A, including without limitation any penalty, damages, travel or legal expenses.

8.2 Party B shall conduct business operations in accordance with the fee standards and business model provided by Party A, and settle accounts and payments with Party A and any other network partners of Party A based on the fee standards and other relevant regulations of Party A.

8.3 Party B shall use the schedule form and envelop provided by the vendor appointed by Party A in connection with its delivery, and may not use any material from any other source without consent of Party A.

8.4 Upon knowledge of the occurrence of any of the following events, Party B shall report to Party A in writing within three business days:

(1) a change to any shareholder, legal representative, principal management, registered capital, business premise of Party B and other material events;

(2) actual or potential material liability dispute which may have a material effect on the business operations;

(3) Party B is under government investigation or penalty, which could lead to revocation or suspension of its business license:

(4) actual or potential bankruptcy, dissolution or liquidation; or

(5) any other material occurrence which could affect Party B’s business capacity or ability to perform this Agreement.

8.5 During the term of this Agreement and the two years thereafter, Party B and its employees shall maintain confidence of all information of Party A in its possession, including without limitation its pricing plan and client information, and they may not disclose, use or permit use of such information by any third party without consent of Party A.

8.6 During the term of this Agreement, without consent from Party A, Party B may not conduct courier services under any brand other than that of Party A, and may not conduct courier services under the brand of Party A for any other party.

8.7 Party B’s collection, transportation and delivery in connection with its couriers services shall comply with the standards of Party A.  Party B shall accept guidance, supervision and inspection of its services by Party A, and correct any breach of such standards.

8.8 Party B shall maintain detail bills and other original information relating to its delivery for the time and in the form requested by Party A, and submit financial, business, delivery information statistics and other reports to Party A on a periodic basis.

8.9 Without written consent of Party A, Party B may not transfer any or all of its rights and obligations under this Agreement to any third party, or transfer the entity to any third party for operation or control by way of change of shareholder, change of responsible person, investment or dividend distribution method.

If Party B is required to transfer its rights and obligations under this Agreement to any third party, Article 10 of this Agreement shall apply.

8.10 Party B’s collection and delivery in connection with its courier services shall comply with relevant laws and regulations as well as rules of Party A, specifically:

(1) advise clients to read the terms at the back of the waybill and instruct clients to fill in requisite waybill information as requested; with respect to the use of electronic waybill, advise clients to read the relevant terms published on the website of Party A, or enter into a written contract agreeing on the terms of rights and obligations client.

(2) inspect packages under delivery in accordance with the ZTO Express Manual and other relevant regulations, and reject collection of packages that are forbidden and restricted to deliver, inappropriate to deliver or exceedingly high-valued items that are uninsured.

(3) confirm identification of the recipient of packages at delivery, with respect to authorized recipients, confirm identification of the authorized recipient by way of telephone or other communication methods with the recipient.

8.11 Party B shall comply with the regulations of Party A regarding delay, management of loss and penalties, and shall be subject to arbitration or penalty for any delay, damage, theft, robbery, unauthorized detainment, seizure, loss or destruction unless there is evidence showing otherwise.

8.12 Party B shall follow in strict accordance the operating guidelines on information input and management of Party A, achieve scanning of arrival and delivery packages and uploading of signed packages. Party B may not falsify or amend any relevant information, and shall ensure a smooth execution of package tracking and management work.

8.13 Party B shall enter into employment agreement with and provide social insurances for its employees in accordance with the Labor Law, Labor Contract Law and other relevant laws and regulations.  Any employee of Party B, whether or not having entered into a labor contract, shall have no labor or employment relationship with Party A.  If an employee of Party B asserts claim for compensation from Party A citing reason of labor conflict with Party A (including without limitation workers compensation), Party B shall duly handle such claim. Any payment of fees by Party A arising out of such event shall be wholly reimbursed by Party B.

8.14 If Party B or its insurer is liable for any damages to any third party which liability is caused by Party A or any of its subsidiaries or affiliates, Party B shall follow procedures of Party A for internal claim of reimbursement of such damages, and may not make such claim against such third party or transfer such claim to any other party.

8.15 Party B shall duly and timely handle complaints from clients, and promptly take remedial measures if the rights of the consumers are harmed. In respect of any complaint from clients or negative publicity online, in the media or through other means due to reason of Party B, Party A shall have the right to request payment of damages from Party B.

8.16 Party B shall promptly report any incident which is or could be detrimental to the reputation or brand of Party A upon knowledge, and act in accordance with relevant regulations or rules of Party A on media handling.

9 Advertising and Promotion

9.1 In Party A’s advertising and promotion of its brand, Party A may charge an advertising fee from Party B, the details of which is subject to separate negotiations of the Parties.

9.2 Party B may conduct advertising or promotion in connection with its courier services, which shall be subject to consent of Party A if it relates to the intellectual property, business vision, or trade secret of Party A in order to be published.

10. Contract Amendment and Termination

10.1 If both Parties agree, the terms of this Agreement may be amended in writing.

10.2 Without consent from Party A, Party B may not terminate this Agreement, cease business operations or cease performance of its obligations hereunder, otherwise Party A shall have the right to hold Party B liable for damages equal to RMB300,000.

10.3 Party B may apply to terminate this Agreement with Party A in writing three months in advance, and Party A may waive the liability of Party B to unilaterally terminate this Agreement in writing provided that Party B has completed its business transition work with its subsequent new ZTO Express network partner in the designated area.

10.3 Subject to the application in writing thirty days in advance to and receipt of consent from Party A in writing, Party B may transfer its rights and obligations under this Agreement in entirety to any third party in the following procedures:

(1) Party B submits transfer application to the network management department of Party A along with relevant transfer information, such as the time and price of the transfer;

(2) Party A will review the qualifications and abilities of the transferee before deciding whether to permit such transfer;

(3) Subject to permission of Party A, Party B will enter into a transfer agreement with the transferee, such agreement shall be provided to Party A for record;

(4) Party B shall pay a transfer management fee in the amount of 10% of the transfer price to Party A, provided that the transfer management fee shall be no less than the price set by Party A based on the market conditions in the specific area; and

(5) Party B and Party A shall complete the procedures to terminate this Agreement while the transferee and Party A shall enter into a cooperation agreement.

Any dispute arising out of the transfer transaction between Party B and the transferee shall not involve Party A, and any expenses incurred therewith by Party A, including without limitation damages, penalties, legal and travel expenses, shall be borne by Party B.

10.4 Party B shall have the right to terminate this Agreement within seven days after its execution hereof by notice to Party A; however, Party B may not terminate this Agreement if it has begun to use the resources of Party A to provide services to clients or exercise its principal rights under this Agreement.

10.5 Party B shall have the right to terminate this Agreement with notice to Party A in writing if Party B is unable to continue courier services due to issues of Party A’s operating system.

10.6 Party A shall have the right to terminate this Agreement with notice to Party B in writing if Party B fails to achieve the level of service quality required by Party A and such failure continues 15 days after it is advised to make improvement or such failure has affected the corporate image of Party A.

10.7 Party A may terminate this Agreement immediately without prior notice to Party B in the occurrence of any of the following events:

(1) Party B fails to achieve the business volume required by Party A or the average market share rate;

(2) Party B has been ranked among the last ten for its loss rate, delay rate, complaint rate or any one indicator of service quality for three consecutive months or an aggregate of six months;

(3) Party B has evaded taxes or other expenses payable to Party A amounting to more than RMB20,000 by way of concealing, misrepresenting, falsifying or other improper means;

(4) occurrence of a material operational or safety incident of Party B;

(5) Party B is in violation of any criminal law which has constituted a criminal offense;

(6) any other occurrence under which the poorly managed operations or misconduct of Party B could have an effect on the ordinary business operations of Party A or other network partners; or

(7) Party B is overdue to pay any fees to Party A or fails to perform any of its obligations under this Agreement and such overdue payment or failure is not corrected within seven days after notice from Party A.

Any review mentioned above shall be conducted on monthly basis, and the contents and details of such review shall be separately provided by Party A.

If Party A terminates this Agreement under this Article 10, Party B may be provided with economic compensation based on the average number of deliveries in the past three months provided that Party B is cooperative in connection with such termination and transition.  Party A or any third party designated by it may purchase at discount the assets purchased by Party B for operation of courier services.  The economic compensation, assets purchase price and other relevant terms shall be separated provided by Party A.

10.8 Upon termination of this Agreement, Party B shall take appropriate measures to deal with employee relocation and transition of business operations.  If there is any dispute involving any of its employees or clients which may have effect on the interest of the new network partner, Party B shall take appropriate measures to deal with it.  If Party B fails to do so, Party A shall have the right to deal with such matter on behalf of Party B at the expense of Party B, including without limitation any indemnity or legal fees.  Any amount payable from Party A to Party B may be delayed until such matter is resolved or alternatively used to pay any expense incurred in connection with resolving such matter.

11. Breach Liability

11.1 Party A shall have the right to hold Party B liable for liquidated damages equal to RMB200,000 if Party B is found:

(1) to have conducted courier services beyond the geographic area provided in this Agreement;

(2) to have increased or reduced its fee standards without authorization;

(3) to have disclosed, used or permitted others to use any trade secret of Party A;

(4) to have transferred the entity in whole or in part to any third party:

(5) to conduct courier services under any brand other than that of Party A or to conduct courier services under Party A’s brand for any other party; or

(6) to have failed in its notice or disclosure obligation in Section 8.4.

11.2 Party A shall have the right to hold Party B liable for liquidated damages equal to RMB500,000 if Party B is found:

(1) to have concealed, opened, seized or destroyed any courier package;

(2) to have caused backlog of delivery thus affecting the timeliness of transit and delivery due to mismanagement;

(3) to have failed to appropriately deal with complaints or claims from clients which led to any report or information online or in the newspaper or through other means which has been detrimental to the reputation of Party A; or

(4) to have had any other conduct which has a material harm to the brand or reputation of Party A.

11.3 If Party A fails to make disclosure to Party B or perform any of its obligations under this Agreement, it shall indemnify any loss actually incurred by Party B.

11.4 Any overdue payment, including business settlement amounts and indemnities, shall be subject to a late penalty fee equal to 0.01% of the overdue amount for each day that it is outstanding.

11.5 Party A may deduct any damages, penalties, indemnities or compensations due from Party B from the performance bond or any amount due to Party B with prompt notice to Party B.  If Party B objects to it, it shall present its objection in writing within three business days upon receipt of such notice, otherwise it is deemed to have consented to such deduction.

11.6 Party B shall make up any difference of the performance bond within two business days upon receipt of notice from Party A for deduction of performance bond. If it fails to do so, Party A may deduct an amount equal to such difference from the business settlement amount due to Party B.

12. Notice

It is agreed that in addition to the addresses set forth on the first page of this Agreement, any announcement or notice addressed to Party B by Party A on its official website, internal office system and internal communication software shall be deemed duly given.

13. Guaranty

The responsible person of Party B set forth on the first page of this Agreement understands and agrees that it shall provide guaranty for any liability of Party B under this Agreement, which guaranty shall become effective upon execution of this Agreement by Party B.

14. Dispute Resolution

Any dispute arising from this Agreement shall be resolved through negotiations or submitted to competent agency or association for mediation or, if negotiations or mediation fail, to the people’s court with jurisdiction for litigation.

15. Miscellaneous

This Agreement is executed in three originals, of which two for Party A and one for Party B.  Each original has the same effect.

(Signature page only)

Party A:	Party B:

Legal representative:	Legal representative:

Authorized agent:	Authorized agent:

Date:	Date:

Venue of execution: